               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K-A2

                          CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         April 29, 1999
                         --------------
                         Date of Report
               (Date of Earliest Event Reported)

                   FIRST TARGET ACQUISITION, INC.
     (Exact Name of Registrant as Specified in its Charter)

        Nevada                       0-23905                87-0447497
        ------                       -------                ----------
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                   210 West Fourth Street, Suite 101
                  East Stroudsburg, Pennsylvania 18301
               (Address of Principal Executive Offices)

                            570-420-0318
                   Registrant's Telephone Number


                        3255 South 8820 West
                         Magna, Utah 84044
                         -----------------
        (Former Name and Address of Principal Executive Offices)

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

      (a) Financial Statements of Business Acquired.

COOPERATIVE IMAGES, INC.
AND ELECTIVE INVESTMENTS, INC.

COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

INDEPENDENT AUDITORS' REPORT



Board of Directors
Cooperative Images, Inc. and Elective Investments, Inc.
East Stroudsburg, Pennsylvania


We have audited the accompanying combined balance sheet of Cooperative Images, Inc. and Elective Investments, Inc. ("the Company") as of December 31, 1998 and the related combined statements of operations, accumulated deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. The combined financial statements of the Company as of December 31, 1997, and for the year then ended, were audited by other auditors whose report dated September 9, 1998 except for Note 7 as to which the date is June 16, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


                                   LAZAR LEVINE & FELIX LLP

New York, New York
June 17, 1999

                      COOPERATIVE IMAGES, INC. AND
                       ELECTIVE INVESTMENTS, INC.
                         COMBINED BALANCE SHEETS
                       DECEMBER 31, 1998 AND 1997

                               - ASSETS -
                                                            1998         1997
                                                           ______       ______
Cash                                                 $     202,340    $ 47,232
Accounts receivable, net of allowance of
  $10,465 and $-0- for 1998 and 1997,
  respectively (Note 10)                                   204,690      17,478
Notes receivable, net of allowance for uncollectible
  notes of $1,907,135 and $300,000 for 1998 and 1997,
  respectively (Notes 4 and 5)                           6,297,833   1,749,006
Interest receivable                                         81,447      38,628
Loan receivable, shareholder (Note 11)                      14,000         -
Prepaid expenses and other assets                          232,075       6,543
Property and equipment - net (Notes 6, 8 and 10)           413,556     166,894

                                                      $  7,445,941 $ 2,025,781

                - LIABILITIES AND SHAREHOLDERS' DEFICIT -

Notes payable (Note 7)                                $     205,500 $      -
Lines-of-credit payable (Note 4)                          8,146,363  2,140,555
Accounts payable                                            482,751    157,292
Accrued expenses (Note 7)                                   291,188    498,326
Capital lease obligations (Note 8)                          100,619        -
Payroll and payroll taxes payable                           122,927    104,807
Provisions for recourse obligation (Note 5)                 130,879    140,000
Notes payable - shareholders (Note 10)                      338,650    138,650
Other liabilities (Note 12)                               1,772,068     28,990

                                                         11,590,945  3,208,620

COMMITMENTS AND CONTINGENCIES (Notes 4, 7 and 9)

SHAREHOLDERS' (DEFICIT):
 Common stock:
   Cooperative Images, Inc., no par; authorized
      1,000 shares, issued and outstanding 206 shares
      for 1998 and 202 shares for 1997                      150,506    150,506
    Elective Investments, Inc., no par; authorized
      1,000 shares, issued and outstanding 206 shares
      for 1998 and 202 shares for 1997                      150,506    150,506
 Accumulated deficit                                     (4,446,016)1,483,851)
                                                         (4,145,004)1,182,839)

                                                       $  7,445,941 $2,025,781

The accompanying notes are an integral part of these combined financial statements.

                      COOPERATIVE IMAGES, INC. AND
                       ELECTIVE INVESTMENTS, INC.
                    COMBINED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                         1998        1997
REVENUE:
 Marketing fees                                     $ 3,599,051   $ 2,470,155
 Gain on sale of notes receivable                       609,037           -
Interest from patient financing                       1,334,988       136,457
 Other                                                   70,704         3,964
TOTAL REVENUE                                         5,613,780     2,610,576

SALES AND MARKETING EXPENSES:
 Media, advertising and promotion                     2,624,005     1,064,004
 Payroll and payroll taxes                            1,302,324       764,304
 Telephone                                              366,194       158,442
 Credit reporting services                              222,670        82,431
 Other                                                  193,079       154,531
TOTAL SALES AND MARKETING EXPENSES                    4,708,272     2,223,712


GENERAL AND ADMINISTRATIVE EXPENSES:
 Rent and utilities                                      94,136        57,821
 Payroll and payroll taxes                            1,055,055       396,534
 Professional and consulting                            597,409       355,716
 Other                                                  557,306       293,595
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES             2,303,906     1,103,666


OTHER EXPENSES:
 Interest                                             1,242,057        53,920
 Bad debts                                              321,710       541,534
TOTAL OTHER EXPENSES                                  1,563,767       595,454

TOTAL EXPENSES                                        8,575,945     3,922,832

NET LOSS                                             (2,962,165)  $(1,312,256)





The accompanying notes are an integral part of these combined financial statements.



                      COOPERATIVE IMAGES, INC. AND
                       ELECTIVE INVESTMENTS, INC.
               COMBINED STATEMENTS OF ACCUMULATED DEFICIT
             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                         1998        1997
                                                          ______________
ACCUMULATED DEFICIT, BEGINNING OF YEAR             $(1,483,851)  $(171,595)

   Net loss                                         (2,962,165) (1,312,256)

ACCUMULATED DEFICIT, END OF YEAR                   $(4,446,016)$(1,483,851)



The accompanying notes are an integral part of these combined financial statements.


                      COOPERATIVE IMAGES, INC. AND
                       ELECTIVE INVESTMENTS, INC.
                    COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                         1998        1997
                                                         _______________
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                        $(2,962,165)   $(1,312,256)
   Adjustments to reconcile net income to net
   cash (used)by operating activities:
    Depreciation                                        55,294         23,273
    Bad debts                                          321,710        541,534
   Changes in assets and liabilities:
    (Increase) in accounts and interest receivable    (240,496)      (186,438)
    (Increase) in other assets                        (239,532)        (6,543)
    Increase (decrease) in accounts payable            325,459        (50,109)
    (Decrease) increase in accrued expenses           (207,138)       498,326
    Increase in payroll and payroll taxes payable       18,120         74,655
    Increase in other liabilities                    1,733,957         27,730
     Net cash (used) in operating activities        (1,194,791)      (389,828)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Notes receivable purchased                       (6,836,669)    (2,680,354)
   Proceeds from collection of notes receivable      1,976,597        665,313
   Acquisition of fixed assets                        (241,557)      (152,993)
     Net cash (used) in investing activities        (5,101,629)    (2,168,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowing on lines-of-credit                  6,005,808      2,140,555
   Borrowing from shareholders                         200,000        100,000
   Borrowing of other debt                             383,198           -
   Repayment of notes payable                         (137,478)          -
   Issuance of common stock                               -           300,012
     Net cash provided by financing activities       6,451,528      2,540,567

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS   155,108        (17,295)

   Cash and cash equivalents, beginning of year         47,232         64,527

CASH AND CASH EQUIVALENTS, END OF YEAR            $    202,340   $     47,232


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
    Interest                                       $ 1,192,558   $     53,920

    Acquisition of equipment in exchange for
    capital leases and notes payable               $    60,399           -

The accompanying notes are an integral part of these combined financial statements.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   1   -   DESCRIPTION OF BUSINESS:

          Cooperative Images, Inc., (CII) was incorporated in New Jersey on
December 5, 1994 and is in the business of direct response marketing through radio, television and the Internet. After it pre-screens patients interested in cosmetic surgery for creditworthiness, CII refers the patients generated from its marketing programs to participating surgeons who pay CII a monthly marketing fee.

          Elective Investments, Inc., (EII) was incorporated in Pennsylvania on November 26, 1996. EII prepares financing packages for creditworthy patients of surgeons. A substantial portion of the resulting receivables between the surgeons and the patients are purchased by EII from the surgeons.
It also pre-screens patients interested in cosmetic surgery for creditworthiness for surgeons who generate their own patients separately from CII's marketing programs.

          See Note 3(a) as regards combined financial statements.


NOTE   2   -   GOING CONCERN UNCERTAINTY:

          The accompanying combined financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. During the year ended December 31, 1998 the Company incurred significant losses, which increased the accumulated deficit. While the Company's cash increased by $155,108 during 1998, the Company's liabilities exceeded it's assets by $4,145,004. In addition, the Company was not in compliance with certain of the restrictive covenants for its lines-of-credit and was in default on one of its notes payable. The combined financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern. Should certain unforseen negative events occur, such as the loss of funding for loan purchases by a lender or accelerated payment terms for loan covenant violations, existing capital constraints may limit the ability of the Company to pay its obligations timely to vendors and lenders and lead to possible loss of services or funding.

          The Company has started to mitigate these concerns, in part, by completing a reverse merger and an agreement and plan of reorganization to become a public entity, which management believes will enable the Company to issue a private placement memorandum to raise additional capital. In addition, as a public entity, the Company converted $1,538,000 of obligations to equity. The Company plans to use a portion of the additional capital to further develop its website and purchase additional websites. The websites will enhance the Company's ability to implement its strategy to expand it's target market, while reducing its costs per patient lead. Furthermore, a company controlled by three of the Company's shareholders has also agreed to convert $300,000 of debt obligations to equity. In addition, the three shareholders agreed to make available an aggregate of 1,166,667 shares in the new public entity at a significant discount as an incentive for potential investors in a private placement. The Company has also signed an agreement with a finance company to provide an additional source of funding for loan purchases and is seeking a contract with a media company to exchange media credits for an equity interest in the Company, primarily to lower the cost of future media costs (Note 12).


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   3   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (1)  Principles of Combination:

          The combined financial statements include the accounts of Cooperative Images, Inc., and Elective Investments, Inc. (together, the
Company). Both companies are owned by the same shareholders. All significant intercompany accounts and transactions have been eliminated.

          Due to the nature of the majority of the Company's business, financing elective surgery, the balance sheet is reflected on an unclassified basis. Accordingly, current assets and current liabilities are not reflected separately on the face of the balance sheets.

          Certain reclassifications have been made to the 1997 financial statements to conform to the presentation used in 1998.

          On January 25, 1999, subsequent to the balance sheet date, Cooperative Images, Inc. changed its name to thatlook.com.Inc. by filing an amendment to its certificate of incorporation. In April 1999, Elective
Investments, Inc. became a wholly-owned subsidiary when all its shareholders contributed their respective shares of capital stock to thatlook.com, Inc.

     (2)  Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

     (3)  Concentration of Credit Risks:

          The Company's accounts receivable are from numerous surgeons and are not concentrated in any specific geographic region. However, for notes receivable, the primary concentration of credit risk relates to loans purchased from surgeons whose patients may not be able to obtain traditional bank financing.

          The Company maintains cash with various banks. At times such amounts may exceed the FDIC federally insured limits. The Company limits the credit exposure with any one financial institution by periodically reviewing the financial statements of the institution and believes that no significant concentration of credit risk exists with respect to cash.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   3   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (4)  Notes Receivable:

          Notes receivable are purchased from cosmetic surgeons at a discount to the remaining principal balance. The discount is credited to the allowance for uncollectible notes receivable. Additional amounts added to the allowance for uncollectible notes receivable are charged to expense. Interest income from financing is accrued, but stops accruing when a patient's payments are delinquent 60 or more days. Notes receivable are written off when patient's payments are delinquent 180 days.

     (5)  Property and Equipment:

          Owned property and equipment is valued at cost. Depreciation is provided on the straight-line method at rates based on the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over their estimated useful lives or lease period, whichever is shorter.

          Leased property meeting certain criteria are capitalized. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.
Depreciation of capitalized leased assets is computed on the straight-line method over the lower of the term of the leases or their estimated productive lives.

          Normal repairs and maintenance are expensed as incurred.
Expenditures which materially increase values, change capacities or extend useful lives are capitalized. Replacements are capitalized and the property and equipment accounts are relieved of the items being replaced. The related costs and accumulated depreciation of disposed assets are eliminated and any gain or loss on disposition is included in income.

     (6)  Income Taxes:

          Both CII and EII each elected under Internal Revenue Code Section
1362(a) to be taxed as a small business corporation (S Corporation) whereby income is taxed directly to the shareholders. CII has also elected S status for state purposes. (See Note 12 concerning the termination of S corporation status due to the recapitalization).

     (7)  Cash and Cash Equivalents:

          For the purpose of cash flow reporting, cash and cash equivalents include cash, money market funds, government securities, and certificates of deposit with maturities of three months or less.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   3   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (8)  Media, Advertising and Promotion:

          Costs incurred for producing and communicating advertising are generally expensed as incurred, except for production costs and some costs of direct-response advertising. Commercials are expensed when aired.
Production costs are expensed the first time the advertising takes place.
Direct-response advertising costs for customers who could be shown to have responded specifically to the advertising and result in probable future benefits are reported as assets. Direct-response advertising costs are amortized over the estimated period of benefits. For the years ended December
31, 1998 and 1997, advertising costs aggregated $2,624,005 and $1,064,004, respectively.

     (9)  Valuation of Long Lived Assets:

          The Company's policy is to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company establishes guidelines for determining fair value based on future net cash flows for the use of the assets and for the measurement of an impairment loss. Any impairment loss is recorded in the period in which the recognition criteria are first applied and met.

     (10) Statement of Comprehensive Income:

          SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997.  This statement prescribes standards for
reporting other comprehensive income and its components.   Since the Company
currently does not have any items of other comprehensive income, a statement of comprehensive income is not yet required.

     (11) Segment Reporting:

          In June 1997, the Financial Accounting Standards Board also issued
SFAS No. 131, "Disclosures About Segments of an Enterprise and Related
Information," which establishes the standards for the manner in which public enterprises are required to report financial and descriptive information about their operating segments. The statement defines operating segments as components of an enterprise for which separate financial information is available and evaluated regularly as a means of assessing segment performance and allocating resources to segments. A measure of profit or loss, total assets, and other related information are required to be disclosed for each operating segment. In addition, this statement requires the annual disclosure of information concerning revenues derived from the enterprise's products or services, countries in which it earns revenue or holds assets, and major customers. The statement is also effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 did not affect the corporation's results of operations or financial position for the year ended
December 31, 1998 since it was not a public entity, but, will require additional disclosure for the year ending December 31, 1999.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   3   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (l2) Impact of the Year 2000 Issue:

          The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have date sensitive software may recognize a date using
"00" as the year 1900 rather than the year 2000. This could potentially result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other similar normal business activities. The Company is in the process of upgrading its computer software to increase operational efficiencies and information analysis in order to ensure, to the extent practicable, that the new systems properly utilize dates beyond December 31, 1999.


NOTE   4   -   LINES-OF-CREDIT:

          The Company utilized two lines-of-credit to fund notes receivable purchases during 1998.

          Line-of-credit with a finance company permitting maximum
borrowings of $6,000,000, due on demand, which was increased to $8,000,000 in
August 1998, with interest payable at an annual rate of 20%.  Borrowings were advanced at 95% of the present value of the remaining payments on the notes receivable.  Five percent of the amount advanced is retained in a hold back
account by the lender.   Repayment terms generally require repayment using the
average remaining term of the notes receivable that represent the collateral for the line-of-credit.  At December 31, 1998, the Company was not in compliance with certain of the restrictive covenants of this agreement and has obtained a waiver there of through June 7, 1999.  Amounts outstanding under this line-of-credit for the years ended December 31, 1998 and 1997 were
$7,355,384 and $2,259,475, respectively, net of the hold back of $462,019 and
$118,920, respectively.

          Line-of-credit with a bank obtained  in July 1998 permitting maximum borrowings of $1,275,000, due on demand,  with interest payable at the bank's base rate (8% at December 31, 1998) plus 4%, totaling an annual rate of
12% at December 31, 1998.  Borrowings were advanced at 65% of the scheduled
loan payments over the life of the note receivable.   Repayment terms require
that patients' payments are applied to the line-of-credit and accrued interest to reduce the line-of-credit consistent with the reduction in the value of the collateral.  The amounts owed on the line-of-credit may not exceed 65% of future scheduled patients' payments.  Accounts greater then 60 days past due are excluded by the bank from the collateral base.  Subsequent to  December
31, 1998, the Company was not in compliance with certain of the restrictive covenants and received a waiver through June 14, 1999.  Amounts outstanding under this line-of-credit for the years ended December 31, 1998 and 1997 were
$1,252,998 and $0, respectively.

          Both lines-of-credits are collateralized by notes receivable and are guaranteed by the Company's principal shareholder.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997

NOTE   5   -   NOTES RECEIVABLE:

          Notes receivable are purchased generally at 50% and 80% of the face amount of the note, bear interest at 15% to 25% per annum, are generally receivable over 24 to 48 months and are not collateralized. Scheduled repayments on the notes are:

          1999                                  $  4,156,863
          2000                                    3,555,209
          2001                                    2,547,677
          2002                                      752,271
          2003 (and thereafter)                       276,586
                                                11,288,606
          Less:
               Interest                         3,083,638
               Allowance for uncollectible notes  1,907,135
                                              $  6,297,833

     Although these are the scheduled collections, these amounts are not necessarily indicative of the actual cash flows based upon past experience.

     During 1997, the Company sold notes receivable of approximately $650,000 to a finance company subject to limited recourse, and provided an estimated recourse obligation of $38,465 and $140,000 at December 31, 1998 and 1997, respectively. During 1998, the Company sold additional loans receivable of $2,498,051 to a separate finance company subject to limited recourse, and provided an additional estimated recourse obligation of $92,414 at December
31, 1998., The estimated recourse obligation to both finance companies aggregated $130,879 and $140,000 at December 31, 1998 and 1997, respectively.


NOTE   6   -   PROPERTY AND EQUIPMENT, NET:

     At December 31, property and equipment was comprised of the following:

                                             1998        1997

          Furniture and fixtures              $ 58,026 $ 33,189
          Equipment                          86,578      54,469
          Computer equipment                  340,145   106,555
          Leasehold improvements                11,420        -
                                            496,169     194,213
          Less accumulated depreciation         82,613   27,319
          Property and Equipment, net        $413,556  $166,894

     Depreciation for the years ended December 31, 1998 and 1997 aggregated
$55,294 and $23,273, respectively.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   7   -   NOTE PAYABLE:

               On May 5, 1998, the Company entered into an agreement with a teleservices company to borrow $200,000 with a 15% annual interest rate, payable in full on November 30, 1998.  The note was delivered by the payee to provide inbound teleservices as defined.  At December 31, 1998 the balance due on the note was $180,000.  The note is personally guaranteed by the principal shareholder of the Company.  At December 31, 1998, the Company was
in default under this note and the payee has instituted a lawsuit for repayment of the balance plus interest.  The Company has countersued claiming
inadequate performance in providing inbound teleservices.   A judgment in the
amount of $202,550 plus accrued interest has been entered against the Company for outstanding principal payments, interest and teleservices invoices.  The difference between the $180,000 principal balance and $202,550 judgement and additional accrued interest has been recorded as a liability by the Company and is included in accrued expenses in the financial statements.

     On April 14, 1998, the Company signed a demand note for $50,000 that bears interest at 20% per annum. Minimum payments of $3,500 and accrued interest are payable monthly with a $4,500 balloon payment due on July 1, 1999. The balance at December 31, 1999 was $25,500

     The balances payable at December 31, 1998 were as follows:

          Note payable - due November 30, 1998         $180,000
          Note payable - due July 1, 1999                 25,500
                                                       $205,500


NOTE   8   -   OBLIGATIONS UNDER CAPITAL LEASES:

     During the year December 31, 1998, the Company obtained property and equipment under capital leases maturing from 1999 through 2002 which are collateralized by the underlying property and equipment. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment.

     As of December 31, 1998 minimum future lease payments under these capital leases are:

     Year ending December 31,

          1999                          $  51,139
          2000                             44,029
          2001                             21,623
          2002                              5,521
          Total                                122,312
     Less: amounts representing interest         21,693
     Net minimum lease payments            $100,619


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE   9  -    COMMITMENTS AND CONTINGENCIES:

     Brokers Fees:

     The Company has agreed to pay a broker's fee of 1/2% on all advances received on loan sales or amounts advanced from lines-of-credit for loan purchases. In addition, the Company has agreed to pay an additional 1% to a principal shareholder for guarantee fees (see Note 11).

     Operating Leases:

     The Company leases under short and long-term operating leases, including office and equipment leases. Minimum future lease payments over the next five years are as follows:

                    Office Space   Equipment    Total

               1999 $103,840          $ 3,307     $107,147
               2000 -                   3,307        3,307
               2001 -                   3,307        3,307
               2002 -                    551      551
               Total     $103,840          $10,472     $114,312

          Rent expense for the years ended December 31, 1998 and 1997 aggregated $94,136 and $57,821, respectively.

          Management agreement:

          The Company has a management consulting agreement with an entity in which the Company's principal shareholder is a principal. The agreement requires monthly payments of $7,833 through December 31, 2000. Consulting fees for the years ended December 31, 1998 and 1997 aggregated $94,000 and $94,000, respectively.

          Contingencies:

          The Company is party to several pending legal proceedings and claims. Although the outcome of such items cannot be determined with certainty, the Company's general counsel and management are of the opinion that provisions made for potential losses are adequate and any further liabilities and costs should not have a material adverse effect on the Company's results of operations or financial position.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE 10   -    NOTES PAYABLE - SHAREHOLDERS:

          The balance payable at December 31, was as follows:

                                                   1998        1997

Senior promissory notes payable - due May 1, 2000 $300,000  $100,000
          Demand note payable                     38,650      38,650
                                                   $338,650 $138,650

          Senior Promissory Notes Payable:

          The notes bear interest at 12% per annum with interest payable quarterly, and are payable to a company controlled by three shareholders. The principal balance is due May 1, 2000. The notes are senior in right of payment of all other indebtedness of the Company, except for wages to employees, taxes, receivable financing subject to limitations, and officers salaries subject to limitations. The notes are collateralized by a security interest in accounts receivable, property and equipment, and general intangibles. The Company's principal shareholder has personally guaranteed
$150,000 of the Company's obligation under the notes. In June 1999, the three shareholders agreed to convert the notes to equity (Note 12).

          Demand Note Payable:

          The Demand note bears interest at 12% per annum with interest payable quarterly, and is payable to the Company's principal shareholder. The note is unsecured.  The principal balance is due December 31, 1999.  In May
1999 this note was also converted to equity (Note 12)


NOTE 11   -    RELATED PARTY TRANSACTIONS:

          The Company incurred management fees and other related costs to certain officers and shareholders or to entities in which certain officers and shareholders are principals of $196,600 and $178,909 in 1998 and 1997, respectively. The management fees are primarily for marketing consulting services based upon a four-year contract expiring December 31, 2000. The management fees paid to a company controlled by three shareholders are for assisting with special projects and specific management decisions ( Note 12).
Management fees payable were $28,103 and $9,390 at December 31, 1998 and 1997.
In addition, the Company incurred guarantee fee obligations to a principal shareholder of $103,182 and $22,595 during 1998 and 1997, respectively for personally guaranteeing the Company's lines-of-credit. Guarantee fees payable were $22,947 and $7,462 at December 31, 1998 and 1997 (Note 9). Included in interest expense for the year ended December 31, 1998 and 1997 was $34,500 and $1,000, respectively representing interest paid to an affiliated entity of certain shareholders related to monies lent to the Company (Note 10).

          The Company is owed $14,000 from one its shareholders. The note bears interest at 13% and is payable upon demand.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE 12   -    SUBSEQUENT EVENTS:

          Demand Notes:
               On March 13, 1999, the principal shareholder loaned $25,000 to the Company. The note is payable on demand and calls for interest at the rate of 13% per annum. On the same date, another shareholder loaned the Company $25,000 with the same terms as above. Additionally, on April 7, 1999, an entity owned by the principal shareholder of the Company, loaned $170,000 to the Company. The note is payable on demand and calls for interest at the rate of 13% per annum.

          Recapitalization:
          On April 29, 1999, the Company completed a reverse merger with a public entity, whereby a 100% interest in the Company was acquired by First
Target Acquisition, Inc. (FTA), a Nevada corporation, in exchange for 9,990,000 "restricted" shares of FTA. The Company, which is the surviving entity, became a wholly owned subsidiary of FTA. The reverse merger was accounted for as a recapitalization. Prior to the reverse merger FTA had been dormant and operationally inactive for many years.

          After the reverse merger, FTA converted debt of two creditors in the total principal amount of $1,538,000 into unregistered and restricted shares of FTA's common stock. The number of shares issued to the first subscribing creditor was calculated using $3,000,000 (representing two times the total outstanding principal amount of $1,500,000 owed to that creditor) divided by the average closing bid price of FTA's common stock on the OTC
Bulletin Board of the National Association of Securities Dealers, Inc., over the 10 trading days following the closing of the Plan. At December 31, 1998 the amount due this creditor was approximately $1,571,000 and is included in other liabilities. The second creditor, a principal shareholder, was issued a number of shares equal to $49,400 (representing 1.3 times the total outstanding principal amount of $38,000 owed to that creditor) divided by the average closing bid price of FTA's common stock on the OTC Bulletin Board over the 10 days following the closing of the Plan. The average closing bid price was $6.55, and as a result, 458,032 shares were issued to satisfy the $1,500,000 debt and 7,541 shares were issued to satisfy the $38,000 debt.

          After the above recapitalization, but prior to the issuance of the shares to the two creditors there were approximately 11,100,000 shares of FTA issued and outstanding. After the debt conversion there were 11,565,573 shares issued and outstanding.

          As a result of the recapitalization, the Company is no longer an S corporation (see Note 3a).

          Partial Shareholders' Buyout/Conversion of Debt:
          In June 1999, a company controlled by three shareholders entered into an agreement to convert outstanding notes of $300,000 into 231,696 shares of FTA's common stock. In addition, this affiliated company and it's three shareholders also agreed , as part of a proposed private placement memorandum for FTA, to make available 1,166,667 shares at a significant discount to substantial purchasers of FTA's common stock. Substantial purchasers are defined in the proposed private placement memorandum as purchasers of at least
200,000 shares through the private placement. The three shareholders also agreed to terminate their management agreement as of the date of these agreements.


     COOPERATIVE IMAGES, INC. AND
     ELECTIVE INVESTMENTS, INC.
     NOTES TO COMBINED FINANCIAL STATEMENTS
     DECEMBER 31, 1998 AND 1997


NOTE 12   -    SUBSEQUENT EVENTS (Continued):

          Agreement with Additional Finance Company:
          The Company signed an agreement with an additional finance company to sell up to $2 million per month of notes receivable purchased from surgeons to the finance company immediately after the notes are purchased from surgeons. The term of the agreement is 90 days, and at the option of the finance company extendable for additional 90 day periods for up to one year.
Also, the finance company agreed, to pay the Company for a three year period a referral fee for introducing the finance company to a breast implant manufacturer to provide patient financing for the manu- facturer's surgeons.
The fee represents a percentage of all patients' notes receivable purchased by the finance company. Both agreements are subject to final approval by the breast implant manufacturer.

      (b) Pro Forma Financial Information.

             FIRST TARGET ACQUISITION, INC AND SUBSIDIARIES
             INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                            (UNAUDITED)

The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of First Target Acquisition, Inc. (FTA) and Subsidiaries
(collectively called the Company). The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.

The accompanying pro forma balance sheet has been presented as if the acquisition described below occurred at March 31, 1999. The accompanying pro forma statements of operations have been prepared as if the acquisition occurred at the beginning of the three-month period ended March 31, 1999 and at the beginning of the twelve-month period ended December 31, 1998. These pro forma consolidated statements of operations do not purport to be indicative of future results or of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the three-month period ended March 31, 1999 and at the beginning of the twelve-month period ended December 31, 1998.

The pro forma transaction (see Notes to pro forma consolidated financial statements) is as follows:

Effective April 29, 1999 FTA acquired 100% of the outstanding securities of a New Jersey corporation, thatlook.com, in exchange for 9,990,0000 restricted shares of FTA through a reverse merger. thatlook.com which is the surviving operating entity, became a wholly owned subsidiary of FTA. The reverse merger was accounted for as a recapitalization.


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31,1999
(UNAUDITED)

[NOTE: DUE TO THE HORIZONTAL SPACE LIMITATIONS ASSOCIATED WITH FILING THIS
DOCUMENT ELECTRONICALLY, THE COLUMNS CONTAINING HISTORICAL AND PRO FORMA
INFORMATION, WHICH WOULD NORMALLY APPEAR SIDE BY SIDE ON THE PAGE, HAVE BEEN
REFORMATTED; THE PRO FORMA FINANCIAL INFORMATION IS NOW LOCATED DIRECTLY UNDER
THE HISTORICAL INFORMATION.]
                                               Historical     .
                                               ----------
                                                            thatlook.com
                                                 FTA           and Subs.
                                                 ---           ---------
ASSETS-

Cash                                                        $   220,569


Accounts Receivable, net allowance
  of $38,465                                                    143,690
Notes receivable, net of allowance for
 uncollectible notes of $1,878,858                            5,825,748
Interest receivable                                              81,447
Loan receivable, shareholder                                     14,000
Prepaid expenses and other assets                               297,977
Property and equipment-net                        -             390,729
                                                  -           6,974,160



-LIABILITIES AND SHAREHOLDERS'DEFICIT-

Notes payable                                                   195,000
Lines-of-credit payable                                       7,578,783
Accounts payable                             20,809             543,670
Accrued expenses                                                463,611
Capital lease obligations                                        90,096
Payroll and payroll taxes payable                                71,981
Provisions for recourse obligation                              170,889
Notes payable - shareholders                                    388,650
Other liabilities                                             1,887,023
                                             20,809          11,389,703




SHAREHOLDERS' (DEFICIT):
Common Stock                                    323             301,012
Additional paid-in-capital                  312,351                   0
Retained deficit                           (333,483)         (4,716,555)
                                            (20,809)         (4,415,543)

                                           $      0         $ 6,974,160

The accompanying notes are an integral part of these consolidated financial statements.


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31,1999
(UNAUDITED)

                                          Pro Forma
                                          Adjustments        Pro Forma
                                       Debit     Credit     Consolidated
                                       -----     ------     ------------
ASSETS-

Cash                                                        $   220,569


Accounts Receivable, net allowance
  of $38,465                                                    143,690
Notes receivable, net of allowance for
 uncollectible notes of $1,878,858                            5,825,748
Interest receivable                                              81,447
Loan receivable, shareholder                                     14,000
Prepaid expenses and other assets                               297,977
Property and equipment-net                                      390,729
                                                              6,974,160



-LIABILITIES AND SHAREHOLDERS'DEFICIT-

Notes payable                                                   195,000
Lines-of-credit payable                                       7,578,783
Accounts payable                               140,000(b)       704,479
Accrued expenses                                                463,611
Capital lease obligations                                        90,096
Payroll and payroll taxes payable                                71,981
Provisions for recourse obligation                              170,889
Notes payable - shareholders      338,000(c)                     50,650
Other liabilities               1,500,000(d)                    387,023
                                                              9,712,512



SHAREHOLDERS' (DEFICIT):
Common Stock                      290,235(a)       239(c)        11,797
                                                   458(d)
Additional paid-in-capital        140,000(b)   290,235(a)     2,299,889
                                               337,761(c)
                                             1,499,542(d)
Retained deficit                                             (5,050,038)
                                                             (2,738,352)

                                2,267,538   $2,267,538       $6,974,160

The accompanying notes are an integral part of these consolidated financial statements.


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1999
(UNAUDITED)


                                               Historical
                                               ----------
                                                       thatlook.com
                                          FTA            and Subs.
                                          ---            ---------

REVENUE:
  Marketing fees                                       $   894,589
  Gain on sale of notes receivable                         328,659
  Interest from patient financing                          367,024
  Other                                                     44,558
TOTAL REVENUE                                            1,634,830

SALES AND MARKETING EXPENSES
  Media, advertising and promotion                         344,486
  Payroll and payroll taxes                                288,665
  Telephone                                                 57,435
  Credit reporting services                                 51,474
  Other                                                     18,326
TOTAL SALES AND MARKETING EXPENSES                         760,386

GENERAL AND ADMINISTRATIVE EXPENSES
  Rent and utilities                                        26,702
  Payroll and payroll taxes                                295,084
  Professional and consulting                               98,065
  Other                                      14,327        166,446
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES    14,327        586,297

OTHER EXPENSES:
  Interest                                                 475,699
  Bad debts                                                 82,987
TOTAL OTHER EXPENSES                                       558,686

TOTAL EXPENSES                               14,327      1,905,369

NET LOSS                                   $(14,327)     $(270,539)

The accompanying notes are an integral part of these consolidated financial statements


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31,1999
(UNAUDITED)


                                      Pro Forma
                                     Adjustments      Pro Forma
                                   Debit  Credit    Consolidated
                                   -----  ------    ------------

REVENUE:
  Marketing fees                                       $   894,589
  Gain on sale of notes receivable                         328,659
  Interest from patient financing                          367,024
  Other                                                     44,558
TOTAL REVENUE                                            1,634,830

SALES AND MARKETING EXPENSES
  Media, advertising and promotion                         344,486
  Payroll and payroll taxes                                288,665
  Telephone                                                 57,435
  Credit reporting services                                 51,474
  Other                                                     18,326
TOTAL SALES AND MARKETING EXPENSES                         760,386

GENERAL AND ADMINISTRATIVE EXPENSES
  Rent and utilities                                        26,702
  Payroll and payroll taxes                                295,084
  Professional and consulting              $9,000(e)        89,065
  Other                                                    180,773
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  591,624

OTHER EXPENSES:
  Interest                                 58,487(f)       408,212
                                            9,000(g)
  Bad debts                                                 82,987
TOTAL OTHER EXPENSES                                       491,199

TOTAL EXPENSES                                           1,843,209

NET LOSS                                  $76,487        $(208,379)

BASIC LOSS PER SHARE                                         $0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING    11,797,269


The accompanying notes are an integral part of these consolidated financial statements.


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(UNAUDITED)

                                             Historical
                                             ----------
                                                     thatlook.com
                                            FTA        and Subs
                                            ---        --------

REVENUE:
  Marketing fees                                       $ 3,599,051
  Gain on sale of notes receivable                         609,037
  Interest from patient financing                        1,334,988
  Other                                                     70,704
TOTAL REVENUE                                            5,613,780

SALES AND MARKETING EXPENSES
  Media, advertising and promotion                       2,624,005
  Payroll and payroll taxes                              1,302,324
  Telephone                                                366,194
  Credit reporting services                                222,670
  Other                                                    193,079
TOTAL SALES AND MARKETING EXPENSES                       4,708,272

GENERAL AND ADMINISTRATIVE EXPENSES
  Rent and utilities                                        94,136
  Payroll and payroll taxes                              1,055,055
  Professional and consulting                              597,409
  Other                                      11,656        557,306
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES    11,656      2,303,906

OTHER EXPENSES:
  Interest                                               1,242,057
  Bad debts                                                321,710
TOTAL OTHER EXPENSES                                     1,563,767

TOTAL EXPENSES                               11,656      8,575,945

NET LOSS                                   $(11,656)   $(2,962,165)

The accompanying notes are an integral part of these consolidated financial statements.


FIRST TARGET ACQUISITION, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(UNAUDITED)

                                      Pro Forma
                                    Adjustments         Pro Forma
                                   Debit  Credit       Consolidated
                                   -----  ------       ------------

REVENUE:
  Marketing fees                                       $ 3,599,051
  Gain on sale of notes receivable                         609,037
  Interest from patient financing                        1,334,988
  Other                                                     70,704
TOTAL REVENUE                                            5,613,780

SALES AND MARKETING EXPENSES
  Media, advertising and promotion                       2,624,005
  Payroll and payroll taxes                              1,302,324
  Telephone                                                366,194
  Credit reporting services                                222,670
  Other                                                    193,079
TOTAL SALES AND MARKETING EXPENSES                       4,708,272

GENERAL AND ADMINISTRATIVE EXPENSES
  Rent and utilities                                        94,136
  Payroll and payroll taxes                              1,055,055
  Professional and consulting                $36,000(e)    561,409
  Other                                                    568,962
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                2,279,562

OTHER EXPENSES:
  Interest                                    36,000(g)  1,206,057
  Bad debts                                                321,710
TOTAL OTHER EXPENSES                                     1,527,767

TOTAL EXPENSES                                           8,515,601

NET LOSS                                     $72,000   $(2,901,821)

BASIC LOSS PER SHARE                                         $0.25

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING    11,797,269


FIRST TARGET ACQUISITION, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
March 31, 1999 and December 31, 1998
(UNAUDITED)


Note (a)  - Reflects recapitalization associated with reverse merger.


Note (b) -  Reflects acquisition costs associated with reverse merger and a reduction of equity for those costs.

Note (c) -  Reflects the conversion of $338,000 of shareholders' notes payable for 239,237 shares by a principal shareholder and a company controlled by three shareholders.

Note (d) -  Reflects the conversion of $1,500,000 of debt to equity for
            458,032 shares by a vendor.

Note (e) -  Reflects the termination of a management agreement with a company controlled by three shareholders as part of a partial buyout agreement.

Note (f) -  Reflects elimination of interest costs related to conversion of debt to equity by a vendor.

Note (g) - Reflects elimination of interest costs related to a partial shareholder buyout agreement.








                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST TARGET ACQUISITION, INC.

Date: 7-14-99              By: /s/ Gerard A. Powell
     ---------                --------------------------------------
                              Gerard A. Powell
                              President and Director

